                                                                     Exhibit 1.1

================================================================================

                          TAX EXEMPT SECURITIES TRUST


                        For All Uninsured Series Formed

                            On Or Subsequent To The

                        Effective Date Specified Below

                          __________________________

                         TRUST INDENTURE AND AGREEMENT

                                     Among

                 SMITH BARNEY, HARRIS UPHAM & CO. INCORPORATED

                      KIDDER, PEABODY & CO. INCORPORATED

                      DREXEL BURNHAM LAMBERT INCORPORATED

                                      and

                      L.F. ROTHSCHILD & CO. INCORPORATED

                                 As Depositors



                          UNITED STATES TRUST COMPANY

                                  OF NEW YORK

                                  As Trustee



                         STANDARD & POOR'S CORPORATION

                                 As Evaluator

                          __________________________

                             Dated: July 16, 1987

================================================================================

                         TRUST INDENTURE AND AGREEMENT

                          TAX EXEMPT SECURITIES TRUST

                                   CONTENTS
                                   --------

Article and Section                                                   Page
-------------------                                                   ----
PREAMBLES............................................................   1

    Form of Certificates.............................................   3

ARTICLE I   DEFINITIONS..............................................   9

    Section 1.01.....................................................   9

ARTICLE II  DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
            ISSUANCE OF UNITS; SEPARATE TRUSTS; FORM AND
            ISSUANCE OF CERTIFICATES.................................  12

    Section 2.01    Deposit of Securities............................  12
    Section 2.02    Acceptance of Trust..............................  12
    Section 2.03    Issue of Units...................................  12
    Section 2.04    Separate Trusts..................................  12
    Section 2.05    Form of Certificates.............................  12
    Section 2.06    Issue of Certificates............................  13

ARTICLE III   ADMINISTRATION OF MULTISTATE TRUST.....................  13

    Section 3.01    Initial Cost.....................................  13
    Section 3.02    Interest Account.................................  13
    Section 3.03    Principal Account................................  13
    Section 3.04    Reserve Account..................................  13
    Section 3.05    Distribution.....................................  14
    Section 3.06    Distribution Statements..........................  16
    Section 3.07    Sale of Bonds....................................  18
    Section 3.08    Refunding Bonds..................................  19
    Section 3.09    Bond Counsel.....................................  19
    Section 3.10    Notice and Sale by Trustee.......................  20
    Section 3.11    Trustee Not to Amortize..........................  20
    Section 3.12    Notice to Depositors.............................  20
    Section 3.13    Sale of Deposited Units..........................  20
    Section 3.14    Replacement Bond.................................  21

Article and Section                                                                       Page
-------------------                                                                       ----
ARTICLE IV      EVALUATION OF SECURITIES; EVALUATOR.....................................    22

    Section 4.01    Evaluation by Evaluator.............................................    22
    Section 4.02    Tax Reports.........................................................    22
    Section 4.03    Evaluator's Compensation............................................    22
    Section 4.04    Liability of Evaluator..............................................    23
    Section 4.05    Successor Evaluator.................................................    23

ARTICLE V       TRUST EVALUATION; REDEMPTION, PURCHASE, TRANSFER,
                INTERCHANGE OR REPLACEMENT OF CERTIFICATES, TRANSFER OR
                INTERCHANGE OF UNITS OF REINVESTMENT DENOMINATION.......................    24

    Section 5.01    Trust Evaluation....................................................    24
    Section 5.02    Redemptions by Trustee; Purchases by Depositors.....................    25
    Section 5.03    Transfer or Interchange of Certificates.............................    27
    Section 5.04    Certificates Mutilated, Destroyed, Stolen or Lost...................    27
    Section 5.05    Transfer or Interchange of Units of Reinvestment Denomination.......    28

ARTICLE VI      TRUSTEE.................................................................    28

    Section 6.01    General Definition of Trustee's Liabilities, Rights and Duties......    28
    Section 6.02    Books, Records and Reports..........................................    31
    Section 6.03    Indenture and List of Securities on File............................    32
    Section 6.04    Compensation........................................................    32
    Section 6.05    Removal and Resignation of Trustee; Successor.......................    33
    Section 6.06    Qualifications of Trustee...........................................    34

ARTICLE VII     RIGHTS OF UNITHOLDERS...................................................    35

    Section 7.01    Beneficiaries of Trust..............................................    35
    Section 7.02    Rights, Terms and Conditions........................................    35

ARTICLE VIII    DEPOSITIONS.............................................................    35

    Section 8.01    Liabilities; Power of Attorney......................................    35
    Section 8.02    Discharge...........................................................    36
    Section 8.03    Successors..........................................................    37
    Section 8.04    Resignation.........................................................    37
    Section 8.05    Additional Depositors...............................................    38

                                                                                            Page
                                                                                            ----
Article and Section
-------------------
    Section 8.06    Exclusions from Liability.............................................   38

ARTICLE IX      ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS............................   39

    Section 9.01    Amendments............................................................   39
    Section 9.02    Termination...........................................................   39
    Section 9.03    Construction..........................................................   41
    Section 9.04    Registration of Units.................................................   41
    Section 9.05    Written Notice........................................................   41
    Section 9.06    Severability..........................................................   41
    Section 9.07    Dissolution of Depositors Not to Terminate............................   42

EXECUTION..................................................................   *

ACKNOWLEDGMENTS............................................................   *

                       ________________________________

This Table of Contents does not constitute part of the Indenture.



____________________________
*  See Applicable Reference Trust Agreement.

          TRUST INDENTURE AND AGREEMENT dated July 16, 1987 among SMITH BARNEY, HARRIS UPHAM & CO. INCORPORATED, KIDDER, PEABODY & CO. INCORPORATED, DREXEL BURNHAM LAMBERT INCORPORATED and L.F. ROTHSCHILD & CO. INCORPORATED as DEPOSITORS and UNITED STATES TRUST COMPANY OF NEW YORK as Trustee, and STANDARD & POOR'S CORPORATION as Evaluator.

          WITNESSETH that:

          WHEREAS, it is desired to expand the market for certain interest-bearing Securities the interest income on which is exempt from Federal income tax pursuant to the applicable provisions of the United States Internal Revenue Code of 1986 or pursuant to other provisions of law, some of which Securities, as individual issues or parts thereof, might be unavailable or impracticable as investments to certain individual investors, and to provide proper diversification to such investors, particularly those with limited investment capital; and

          WHEREAS, Smith Barney, Harris Upham & Co. Incorporated, Kidder, Peabody & Co. Incorporated, Drexel Burnham Lambert Incorporated and L.F. Rothschild & Co. Incorporated desire to provide for the collection and distribution of the principal of and interest on such Securities by the Trustee to such persons as shall purchase an interest therein, as hereinafter provided; and

          WHEREAS, Smith Barney, Harris Upham & Co. Incorporated, Kidder, Peabody & Co. Incorporated, Drexel Burnham Lambert Incorporated and L.F. Rothschild & Co. Incorporated, the Trustee and the Evaluator are entering into this Trust Indenture and Agreement for the purpose of establishing certain of the terms, covenants and conditions of the Tax Exempt Securities Trust, and each subsequent Series which may be established from time to time hereafter, incorporating by reference the terms hereof; and

          WHEREAS, for the Tax Exempt Securities Trust, and each subsequent Series of the Tax Exempt Securities Trust, to which this Trust Indenture and Agreement is applicable, the Depositors, the Trustee and the Evaluator shall execute a separate Reference Trust Agreement incorporating by reference this Trust Indenture and Agreement and effecting any amendment, supplement or variation from or to such incorporation by reference with respect to the related series, and specifying for that series: (i) the Bonds and Deposited Units (if any) deposited in trust and the number of Units delivered by the Trustee in exchange for the Bonds and Deposited Units (if any) pursuant to section 2.03;
(ii) the initial fractional undivided interest represented by each Unit in each Trust; (iii) the initial fractional undivided interest represented by each Reinvestment Unit in each Trust; (iv) the first Settlement Date; (v) the first Computation Date; (vi) the first Distribution Date; (vii) the first Monthly Distribution Date; (viii) the first Record Date; (ix) the names of the Depositors; (x) the Termination Date; and (xi) any other change or addition contemplated or permitted by this Trust Indenture and Agreement; and

          WHEREAS, for each Trust the Depositors will acquire and, concurrently with the execution and delivery of the applicable Reference Trust Agreement, will deposit in trust with the Trustee the interest-bearing tax-exempt Bonds and the units of prior Series of Tax Exempt Securities Trust, if any, to be listed in the Schedules thereto, which Schedules will set forth the respective portfolios of the various Trusts, such Trusts being created under this Trust Indenture and Agreement, all to be held by the Trustee in trust upon the terms and conditions hereinafter set forth as amended, supplemented or varied by such Reference Trust Agreement, for the use and benefit of all registered holders of units of fractional undivided interest in the respective Trusts to which such Reference Trust Agreement relates; and

          WHEREAS, concurrently with the receipt of the aforesaid deposit relating to a Trust, the Trustee will record on its books the ownership by the Depositors thereof of units of fractional undivided interest in such interest-bearing tax-exempt Securities and such units of prior series of Tax Exempt Securities Trust and in the Interest Account and the Principal Account maintained under this Indenture with respect to each Trust in the manner hereinafter provided (which units of fractional undivided interest so recorded respectively will represent in the aggregate 100% of the beneficial interest established hereby in such Securities, units of prior series of Tax Exempt Securities Trust, Interest Account and Principal Account) and will execute in the name of the Depositors thereof certificates representing the ownership of certain of the aforementioned Units in such Reference Trust Agreement of the respective Trusts (hereinafter called the "Certificates"), and will, upon receipt of confirmation of the effectiveness of the registration of the aforementioned units with the Securities and Exchange Commission, deliver said certificates to or upon the order of the Depositors; and

          WHEREAS, the form of the Certificates shall be substantially as follows:

No.___________________________________  ___________________________ Units

                           CERTIFICATE OF OWNERSHIP

                                --evidencing--

                             An Undivided Interest

                                   -in the--

                         TAX EXEMPT SECURITIES TRUST,


                                                          CUSIP

                                                        ____________
                                                       /____________/

          This is to certify that               is the owner and registered
holder of this Certificate evidencing the ownership of       unit(s) of
undivided interest in the        Trust of TAX EXEMPT SECURITIES TRUST that is
specified on the face hereof (hereinafter called the "Trust"). The Trust was created by the Trust Indenture and Agreement applicable to this Series of Tax
                                                                          ---
Exempt Security Trust, as amended, supplemented or varied by the Reference
---------------------
Trust Agreement applicable to this Series of Tax Exempt Securities Trust (such
                                             ---------------------------
Trust Indenture and Agreement as amended, supplemented or varied by such Reference Trust Agreement being hereafter called the "Indenture"), among SMITH
BARNEY, HARRIS & UPHAM & CO. INCORPORATED, (           ), (        ) and (    )
(hereinafter called the "Depositors"), United States Trust Company of New York (hereinafter called the "Trustee") and Standard & Poor's Corporation (hereinafter called the "Evaluator"). The Trust consists of (1) such of the interest-bearing tax-exempt securities and units of preceding Series of Tax Exempt Securities Trust, if any, deposited in trust and listed in the Schedule of the Reference Trust Agreement relating to the Trust, and any other securities that may be deposited in the Trust in exchange or substitution therefor by reason of refunding of the securities initially deposited in accordance with the Indenture, as may from time to time continue to be held as part of the Trust and
(2) such cash amounts as from time to time may be held in the Interest Account and the Principal Account for the Trust maintained under the Indenture in the manner described in this Certificate.

          At any given time this Certificate shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of units set forth on the face hereof and the denominator of which shall be the sum of the total of all Units of Ordinary Denomination of the Trust which are outstanding at such time and 1% of the total of all units of Reinvestment Denomination of the Trust which are outstanding at such time.

          The Depositors hereby grant and convey all of their right, title and interest in and to the Trust to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

          The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee at its corporate trust office in the City of New York, and upon payment of any tax or other governmental charges, to receive, on the seventh calendar day following the day on which such tender is made, or, if such calendar day is not a business day, on the first business day prior to such calendar day, an amount in cash equal to the evaluation of the fractional undivided interest in the Trust evidenced by this Certificate, upon the basis provided for in the Indenture. The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange is closed or trading on that Exchange is restricted, for any period during which an emergency exists so that disposal of the Securities held in the Trust is not reasonably practicable or it is not reasonably practicable to determine fairly the value of such Securities, or for such other periods as the Securities and Exchange Commission may by order permit.

          Interest received by the Trustee as part of the Trust (including interest accrued and unpaid prior to the day of deposit of any security in the Trust and that part of the proceeds of the sale, liquidation, redemption or maturity of any such security which represents accrued interest) shall be credited by the Trustee to the Interest Account of the Trust. The fractional undivided interest represented by this Certificate in the balance in the Interest Account of the Trust (after the deductions referred to below) shall be computed as of the Close of the Date of Deposit as defined in the Indenture and shall be paid on the First Settlement Date as defined in the Indenture. The next computation shall be made as of the First Monthly Computation Date as defined in the Indenture, and thereafter as of the first day of each month of each year.

          All moneys (other than interest) received by the Trustee as part of the Trust (including amounts received from the sale, liquidation, redemption or maturity of any securities held in the Trust) shall be credited by the Trustee to a separate Principal Account. The fractional undivided interest represented by this Certificate in the cash balance in the Principal Account for the Trust (after the deductions referred to below) shall be computed as of the first day of each month of each year, commencing the first Monthly Computation Date as defined in the Indenture. An amount in cash equal to the sum of said fractional undivided interest in the Interest Account (on the basis of one-twelfth of the amount of Net Annual Interest per Unit of ordinary Denomination expected to be received by the Trust during the ensuing twelve months, except that the first Monthly Distribution of interest may be a partial distribution and Principal Account computed as set forth above, shall be distributed on the fifteenth day of the respective months, or within a reasonable period of time thereafter, to the registered holder of this Certificate at the close of business on the first day of the month on which such distribution is made. The Trustee shall not be required to make a contribution from the Principal Account unless the cash balance on deposit therein available for such distribution shall be sufficient to distribute at least $1.00 per Unit of Ordinary Denomination.

          Distributions from the Interest and Principal Accounts shall be made by mail at the post office address of the holder hereof appearing in the registration books of the Trustee.

          From time to time deductions shall be made from the Interest Account and Principal Account, as more fully set forth in the Indenture, for redemptions, compensation of the Trustee and Evaluator, reimbursement of certain expenses incurred by or on behalf of the Trustee, certain legal expenses and payment of, or the establishment of a reserve for, applicable taxes, if any.

          Within a reasonable period of time after the end of each calendar year the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received and deductions therefrom and the amounts distributed during the preceding year in respect of interest on, and sales, redemptions or maturities of, securities held in the Trust.

          This Certificate shall be transferable by the registered holder hereof by presentation and surrender hereof at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the registered holder hereof or his authorized attorney. Certificates of the Trust are interchangeable for one or more Certificates in an equal aggregate number of units of undivided interest in the Trust at the corporate trust office of the Trustee, in denominations of a single unit of undivided interest or any multiple thereof.

          The holder hereof may be required to pay a charge of $2.00 per Certificate issued in connection with the transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

          The holder of this Certificate, by virtue of the acceptance hereof, assents to and shall be bound by the terms of the Indenture, a copy of which is on file and available for inspection at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

          The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

          The Trust shall terminate upon the maturity, redemption, sale or other disposition of the last security held therein, provided, however, that in no
                                               --------  -------
event shall the Indenture and the Trust continue beyond the date set forth in
Part II of the Reference Trust Agreement. The Indenture also provides that the Trust may be terminated at any time by the written consent of one hundred per cent of the holders of units of undivided interest in the Trust and under certain circumstances which include a decrease in the principal amount of the securities held in the Trust to less than 50% of the principal amount of securities originally deposited in the Trust. The Indenture further provides that the Trust must be terminated if the principal amount of securities held in the Trust decreases to less than 25% of the principal amount of the securities originally deposited in the Trust. Upon any termination the Trustee shall fully liquidate the securities then held, if any, and distribute pro rata the funds then held in the Trust upon surrender of the Certificates, all in the manner provided in the Indenture. Upon termination, the Trustee shall be under no further obligation with respect to the Trust, except to hold the funds in trust without interest until distribution as aforesaid and shall have no duty upon any such termination to communicate with the holder hereof other than by mail at the address of such holder appearing in the registration books of the Trustee.

          This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, Smith Barney, Harris Upham & Co. Incorporated has caused this Certificate to be executed in facsimile by its Chairman of the Board
and Chief Executive Officer; (      ); (    ); (    ); (       ) and United
States Trust Company of New York, as Trustee, has caused this Certificate to be executed in its corporate name by an authorized officer.

Dated:

                              SMITH BARNEY, HARRIS UPHAM &
                              CO. INCORPORATED, DEPOSITOR


                              By_________________________________
                                 Chairman of the Board and
                                 Chief Executive Officer

                              By_________________________________

                              By_________________________________

                              By_________________________________
                              UNITED STATES TRUST COMPANY OF
                              NEW YORK, TRUSTEE


                              By_________________________________
                                    Authorized Officer

                              FORM OF ASSIGNMENT

                                       PLEASE INSERT SOCIAL
                                       SECURITY OR OTHER
                                       IDENTIFYING NUMBER
                                       OF ASSIGNEE

          For Value Received           hereby sells, assigns and transfers unto
           the within Certificate and does hereby irrevocably constitute and
appoint                        attorney, to transfer the within Certificate on
the books of the Trustee, with full power of substitution in the premises.

Date:

                                   ____________________________________
                                   NOTICE:   the signature to
                                   this assignment must correspond
                                   with the name as written upon
                                   the face without alteration or
                                   enlargement or any change
                                   whatever.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee and the Evaluator agree as follows:

                                   ARTICLE I

                                  Definitions

          Section 1.01.  Whenever used in this Indenture the following words
          ------------
and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

          (1) "Basic Agreement" shall mean this Trust Indenture and Agreement dated July 16, 1987 as originally executed, or if amended as hereinafter provided, as so amended, exclusive of the terms contained in the Reference Trust Agreement.

          (2) "Bonds" shall mean such of the interest-bearing tax-exempt obligations, including "when-issued" and/or "regular way" contracts, if any, for the purchase of certain bonds, and a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase, deposited in irrevocable trust and listed in the Schedules to a Reference Trust Agreement, and any obligations received in exchange, substitution or replacement for such obligations pursuant to
     Section 3.08 and 3.14 hereof, as may from time to time continue to be held as a part of the Multistate Trust to which such Reference Trust Agreement relates.

          (3) "Business day" shall mean any day other than a Sunday or, in the City of New York, a legal holiday, or a day on which banking institutions are authorized by law to close.

          (4) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositors evidencing ownership of an undivided fractional interest in a Trust.

          (5) "Deposited Units" shall mean such of the units of preceding series of Tax Exempt Securities Trust, if any, deposited in irrevocable trust and listed in the Schedules to a Reference Trust Agreement, as may from time to time continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

          (6) "Depositors" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

          (7)  "Evaluation Time" shall mean 4:00 P.M. New York Time.

          (8) "Evaluator" shall mean Standard & Poor's Corporation or any corporation into which such firm may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such firm shall be a party, or any firm succeeding to all or substantially all of the business of such firm; or any successor evaluator as hereinafter provided for.

          (9) "First Settlement Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

          (10) "Indenture" shall mean the Basic Agreement, as further amended, supplemented or varied by the Reference Trust Agreement.

          (11) "Monthly Computation Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

          (12) "Monthly Distribution Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

          (13) "Record Date" of a Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement relating to such Trust.

          (14) "Reference Trust Agreement" shall mean a supplement to the Basic Agreement, the purpose of which shall be to amend, supplement and/or vary certain of the terms contained in the Basic Agreement. Each Reference Trust Agreement, together with the Basic Agreement to the extent that such Reference Trust Agreement incorporates it by reference, defines all the terms, rights and duties relevant to the series of Tax Exempt Securities Trust to which such Reference Trust Agreement relates.

          (15) "Replacement Bond" shall mean a bond purchased by the Trustee pursuant to Section 3.14 hereof.

          (16) "Securities" shall mean both the Bonds and the Deposited Units, if any.

          (17)  "Special Bond" shall have the meaning assigned to it in Section
     3.14 hereof.

          (18) "Trust" shall mean the trust created by this Indenture (including the separate, respective State Trusts mentioned in a Reference Trust Agreement) which trust shall be individually denominated as indicated in Part II of the Reference Trust Agreement relating to such Trust. Each Trust shall be comprised of the securities held therein pursuant and subject to this Indenture together with all undistributed interest received or accrued thereon, and any undistributed cash realized from the sale, redemption, liquidation, or maturity of the Bonds, the Deposited Units (if any) or the underlying obligations held in those series of Tax Exempt Securities Trust to which the Deposited Units relate. Such amounts as may be on deposit in any Reserve Accounts hereinafter established shall be excluded from the Trust assets for the purpose of determining the amount of distributions to be made therefrom.

          (19) "Trustee" shall mean United States Trust Company of New York, or any successor trustee as hereinafter provided for.

          (20) "Unit" shall mean both Units of Ordinary Denomination and Units of Reinvestment Denomination. When used in the context of expressing amounts on a "Per Unit" basis, the term "Unit" shall mean the sum of the number of Units of Ordinary Denomination outstanding and 1% of the number of Units of Reinvestment Denomination outstanding.

          (21) "Unitholder" shall mean the registered holder of any Unit as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

          (22) "Unit of Ordinary Denomination" with respect to a Trust shall mean a Unit which represents a fractional undivided interest in and ownership of such Trust initially equal to the fraction specified for such Trust in Part II of the Reference Trust Agreement. From time to time, the denominator of each of these fractions shall be decreased by the number of any such Units of Ordinary Denomination redeemed as provided in Section
     5.02 (or, if Units of Units of Reinvestment Denomination are so redeemed, such denominator shall be decreased by a number equal to 1% of such number of redeemed Units of Reinvestment Denomination).

          (23) "Unit of Reinvestment Denomination" with respect to a Trust shall mean a Unit (or fraction of such Unit) which represents a fractional undivided interest in and ownership of such Trust initially equal to the fraction specified for such Trust in Part II of the Reference Trust Agreement. From time to time, the denominator of each of these fractions, however, shall be decreased by the number of any such Units of Reinvestment Denomination redeemed as provided in Section 5.02 (or, if Units of Ordinary Denomination are so redeemed, such denominator shall be decreased by a number equal to 100 times such number of redeemed Units of Ordinary Denomination).

          (24) Words importing singular number shall include the plural number in each case and vice versa, and words importing person shall include corporations, and associations, as well as natural persons.

          (25) The words "herein", "hereby", "herewith", "hereof"', "hereinafter", "hereunder", "hereinabove", "hereafter", "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                                  ARTICLE II

            Deposit of Securities; Acceptance of Trust; Issuance of Units; Separate Trusts; Form and Issuance of Certificates

          Section 2.01. Deposit of Securities:  With respect to each Trust, the
          ------------  ---------------------
Depositors thereof, concurrently with the execution and delivery of the Reference Trust Agreement will deposit with the Trustee in trust the Securities listed in the Schedule or Schedules attached to such Reference Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided.

          Section 2.02. Acceptance of Trust: The Trustee hereby accepts the
          ------------  -------------------
Trusts created by this Indenture for the use and benefit of the Unitholders in the Trusts, subject to the terms and conditions of this Indenture.

          Section 2.03. Issue of Units: By executing a Reference Trust
          ------------  --------------
Agreement, the Trustee will thereby acknowledge receipt of the deposit relating to the Trust to which such Reference Trust Agreement relates, referred to in
Section 2.01, and simultaneously with the receipt of said deposit, will execute Certificates substantially in the form above recited representing the ownership of all Units of each Trust as specified in Part II of the Reference Trust Agreement. Pending receipt of evidence satisfactory to it of the registration of the units of such Trusts under the Securities Act of 1933, Certificates evidencing such units will be held by the Trustee for the account of the Depositors.

          Section 2.04. Separate Trusts: The Trusts to be created by this
          ------------  ---------------
Indenture will be separate and distinct trusts for all purposes and the assets of one such trust may not be commingled with the assets of any other nor shall the expenses of any such trust be charged against the other. The Certificates representing the ownership of a fractional undivided interest in one Trust shall not be exchangeable for certificates representing the ownership of an undivided fractional interest in any other.

          Section 2.05. Form of Certificates: Each Certificate referred to
          ------------  --------------------
in Section 2.03 shall be in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by the Chairman, the President, one of the Vice Presidents or Authorized Signatory of each of the Depositors of the Trust to which the Certificate relates, and dated the date of execution and delivery by the Trustee.

          Section 2.06. Issue of Certificates: Certificates shall only be issued
          ------------  ---------------------
in respect of Units of Ordinary Denomination, and ownership of Units of Reinvestment Denomination will not entitle any holder thereof to receive any Certificate representing such Units of Reinvestment Denomination.

                                  ARTICLE III

                      Administration of Multistate Trust

          Section 3.01. Initial Cost: With respect to each Trust, the cost of he
          ------------  ------------
initial preparation, printing and execution of the Certificates and this Indenture, the initial fees of the Trustee and the Trustee's counsel, and other reasonable expenses in connection therewith, shall be paid by the Depositors; provided, however, that the liability on the part of the Depositors for such
--------  -------
initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of this Indenture, and the deposit relating to such Trust, referred to in Section 2.01.

          Section 3.02. Interest Account: The Trustee shall collect the interest
          ------------  ----------------
on the Securities in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities which represents accrued interest thereon) and credit such interest to a separate account for each Trust to be known as the "Interest Account", for that Trust.

          Section 3.03. Principal Account: The Securities in each Trust and all
          ------------  -----------------
moneys, other than amounts credited to the Interest Account for that Trust, received by the Trustee in respect of the Securities in each Trust shall be credited to a separate account for each Trust to be known as the "Principal Account" for that Trust.

          Section 3.04. Reserve Account: From time to time the Trustee shall
          ------------  ---------------
withdraw from the cash on deposit in the Interest Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "Reserve Account" for that Trust. The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such
--------  -------
amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account or, if such Trust has been terminated or is in the process of termination, the Trustee shall distribute to each Unit Holder thereof such holder's interest in the Reserve Account of such Trust in accordance with
Section 9.02.

          Section 3.05. Distribution: With respect to each Trust, the Trustee,
          ------------  ------------
as of the first Settlement Date for such Trust, shall advance out of its own funds and cause to be deposited in and credited to the Interest Account for such Trust such amount as may be required to permit payment of the amount of interest accrued on the Securities in such Trust through the Date of Deposit and shall pay to Unitholders of such Trust then of record such amount. The Trustee shall be entitled to reimbursement, without interest, for such advancement and such reimbursement shall be made from interest received by such Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. Subsequent distributions shall be made as hereinafter provided.

          With respect to each Trust, as of each Monthly Computation Date for such Trust, the Trustee shall, with respect to such Trust:

          (a) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

          (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to
     Section 4.03;

          (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to bond counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel as certified to by the Depositors; and

          (d) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, an amount equal to the unpaid fees and expenses, if any, including registration charges, Blue Sky fees, printing costs, attorneys' fees, accounting costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the units and the Trust on a current basis pursuant to Section 9.04, provided, however, that no portion
                                             --------  -------
     of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful.

          On each Monthly Distribution Date for such Trust, or within a reasonable period of time thereafter, the Trustee shall, with respect to such Trust, distribute by mail to each Unitholder of record at the close of business on the immediately preceding Record Date for such Trust at his post office address such holder's pro rata share of the balance of the Interest Account of such Trust (on the basis of one-twelfth of the amount of Net Annual Interest Per Unit expected to be received by the Trust during the ensuing twelve months, except that the first monthly distribution may be a partial distribution, equal to a fraction of subsequent monthly distributions as provided for in the Reference Trust Agreement), computed as of the preceding Monthly Computation Date for such Trust, plus such holder's pro rata share of the case balance of the Principal Account of such Trust, computed as of the preceding Record Date for such Trust, except as reduced by any amounts deducted pursuant to Paragraphs (a), (b) and
          (c) of this Section 3.05 and as reduced by any provision for a reasonable average balance retained in the Interest Account as provided for in Section 6.04. The Trustee shall not be required to make a distribution from the Principal Account of such Trust unless the cash and deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit thereof.

          In the event the amount on deposit in the Interest Account of a Trust on a Monthly Distribution Date therefor is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made on such Monthly Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by such Trust on its first Monthly Computation Date following the date of such advance on which such reimbursement may be made without reducing the amount of such Interest Account to an amount less than that required for the next ensuing monthly interest distribution. The Trustee shall be entitled to the benefit of cash balances in the Interest Account in accordance with Section 6.01(a).

          If the Depositor fails to replace any failed Special Bond in accordance with Section 3.14, the Trustee shall distribute to all Unitholders the principal and accrued interest attributable to such Special Bond not later than the second Monthly Distribution Date and, to the extent funds are provided by the Depositors, will at such time distribute on behalf of the Depositors, the sales charge attributable to such Special Bond.

          If less than all moneys attributable to a failed Special Bond have been applied by the Trustee to purchase Replacement Bonds, the Trustee shall distribute the remaining moneys to Unitholders not later than the second Monthly Distribution Date.

          The amounts to be so distributed to each Unitholder of a Trust shall be that pro rata share of the cash balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unitholder.

          In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

          For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or another proper instrument, provided that the appropriate statement of such distribution shall be furnished therein as provided in Section 3.06 hereof.

          Section 3.06. Distribution Statements: With each distribution from the
          -----------   -----------------------
Interest or Principal Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit.

          In the event that the issuer of any of the Bonds in a Trust shall fail to make payment when due of any interest or principal and such failure results in a change in the amount which would otherwise be distributed as a monthly distribution, the Trustee shall, with the first such distribution relating to such Trust following such failure, set forth in an accompanying statement (a) the name of the issuer and the Bond, (b) the amount of the reduction in the distributions per Unit resulting from such failure, (c) the percentage of the aggregate principal amount of Securities which such Bond represents and (d) to the extent then determined, information regarding any disposition or legal action with respect to such bond.

          In the event that a preceding series of Tax Exempt Securities Trust to which any of the Deposited Units relate fails to make a distribution when due of any interest or principal and such failure results in a change in the amount which would otherwise be distributed hereunder as a monthly distribution, the Trustee shall, with the first such distribution following such failure, set forth in an accompanying statement (a) the name of the preceding series and the Deposited Units, (b) the amount of the reduction in the distributions per unit resulting from such failure, (c) the percentage of the aggregate face amount of Securities which such Deposited Units represent and (d) to the extent then determined, information regarding any disposition or legal action with respect to such preceding series or such Deposited Units.

          Within a reasonable period of time after the last business day of each calendar year, but not later than the next succeeding February 28, or such later time as may be permitted by law, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year:

     (A)  as to the Interest Account of such Trust:

          (1)  the amount of interest received on the Securities,

          (2)  the amounts paid for purchases of Replacement Bonds pursuant to
               Section 3.14 and for redemption pursuant to Section 5.02,

          (3) the deductions for payment of applicable taxes, compensation of the Evaluator and fees and expenses of the Trustee and bond counsel, and

          (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

     (B)  as to the Principal Account of such Trust:

          (1) the dates of the sale, maturity, liquidation or redemption of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

          (2)  the amounts paid for purchases of Replacement Bonds pursuant to
               Section 3.14, and for redemptions pursuant to Section 5.02,

          (3) the deductions for payment of applicable taxes, compensation of the Evaluator and fees and expenses of the Trustee and bond counsel, and

          (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

     (C)  the following information:

          (1) a list of the Securities held in such Trust as of the last business day of such calendar year,

          (2) the number of Units of such Trust outstanding on the last business day of such calendar year,

          (3) the Unit Value (as defined in Section 5.01) based on the last evaluation of such Trust made during such calendar year, and

          (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts of such Trusts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for such distributions.

          Section 3.07. Sale of Bonds: In order to maintain the sound investment
          ------------  -------------
character of a Trust, the Depositors thereof may direct the Trustee to sell Bonds in such Trust at such price and time and in such manner as shall be determined by the Depositors, provided that the Depositors have determined that any one or more of the following conditions exist:

          (a) that there has been a default on such Bonds in the payment of principal or interest, or both, when due and payable;

          (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of debt service on the same;

          (c) that there has occurred any breach of covenant or warrant in any resolution, ordinance, trust, indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Bonds, or other general credit standing, or otherwise impair the sound investment character of such Bonds;

          (d) that there has been a default in the payment of principal of or interest on any other outstanding Securities of an issuer of such Bonds;

          (e) that in the case of revenue Bonds, the revenues and income of the facility or project or other special funds expressly charged and pledged for debt service on any such Bonds shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Depositors, the retention of such Bonds would be detrimental to the sound investment character of such Trust and to the interest of the Unitholders thereof;

          (f) that the price of any such Bonds had declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositors the retention of such Bonds would be detrimental to such Trust and to the interest of the Unitholders thereof;

          (g) that such Bonds are the subject of an advanced refunding. For the purposes of this Section 3.07(g), "an advanced refunding" shall mean when refunding Bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date;

          (h) that as of any record date such Bonds are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive
     --------  -------
     funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding Monthly Distribution Date at least $.50 per Unit; or

          (i) that the Federal tax exemption on such Bonds has been lost.

          Upon receipt of such direction from the Depositors, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Bonds in accordance with such direction; provided, however, that the Trustee shall not
                                --------  -------
sell any Bonds upon receipt of a direction from the Depositors that they have determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositors to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Bonds under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

          Section 3.08. Refunding Bonds: In the event that an offer shall be
          ------------  ---------------
made by an obligor of any of the Bonds in a Trust to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositors of such Trust shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Depositors, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Depositors shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the depositors may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Bonds eliminated and the Bonds substituted therefor.

          Section 3.09. Bond Counsel: The Depositors may employ from time to
          ------------  ------------
time as they may deem necessary a firm of municipal bond attorneys for any legal services that may be required in connection with the disposition of Bonds pursuant to

Section 3.07 or the substitution of any securities for Bonds as the result of any refunding permitted under Section 3.08. The fees and expenses of such bond counsel shall be paid by the Trustee from the Interest and Principal Accounts of the Trust in respect of which the services were performed as provided for in
Section 3.05(c) hereof.

          Section 3.10. Notice and Sale by Trustee: If at any time the principal
          ------------  --------------------------
of or interest on any of the Bonds in a Trust shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Depositors thereof. If within thirty days after such notification the Depositors have not given any instruction to sell or to hold or have not taken any other action in connection with such Bonds, the Trustee shall sell such Bonds forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

          Section 3.11. Trustee Not to Amortize: Nothing in this Indenture, or
          ------------  -----------------------
otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts of any Trust by reason of any premium or discount in respect of any of the Bonds.

          Section 3.12. Notice to Depositors: In the event that the Trustee
          ------------  --------------------
shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities in a Trust (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositors of such Trust and shall thereupon take such action or refrain from taking any action as the Depositors shall in writing direct; provided, however,
                                                             --------  -------
that if the Depositors shall not within five business days of the giving of such notice to the Depositors direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositors nor the Trustee shall be liable to any person for any act ' ion or failure to take action with respect to this Section 3.12.

          Section 3.13. Sale of Deposited Units: In order to maintain the sound
          ------------  -----------------------
investment character of a Trust, the Depositors of such Trust may direct the Trustee to sell or redeem Deposited Units at such price (in the case of a sale) and time and in such manner as shall be determined by the Depositors, provided that the Depositors have determined that the price of any such Deposited Units has declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositors the retention of such Deposited Units would be detrimental to the Trust and to the interest of the Unitholders.

          Upon receipt of such direction from the Depositors, upon which the Trustee shall rely, the Trustee shall proceed to sell or redeem the specified Deposited Units in accordance with such direction. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemption made pursuant to any such direction or by reason of the failure of the Depositors to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Deposited Units under this Section 3.13.

          Section 3.14.  Replacement Bond:  In the event that any Bond is not
          ------------   ----------------
delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Bond being herein called a "Special Bond"), the Depositors may so certify to the Trustee and instruct the Trustee to purchase Replacement Bonds which have been selected by the Depositor having a cost and an aggregate principal amount not in excess of the cost and aggregate principal amount of the Special Bonds not so delivered. To be eligible for inclusion in the Trust, the Replacement Bonds which the Depositor selects must:
(i) yield current interest which is exempt from taxation for Federal income tax purposes and, if the Trust is a State Trust, exempt from taxation under the personal income tax law of the particular state involved; (ii) have a fixed maturity or disposition date comparable to the bonds replaced; (iii) be purchased at a price that results in a yield to maturity and in a current return, in each case as of the execution and delivery of the applicable Reference Trust Agreement, which is approximately equivalent to the yield maturity and current return of the Special Bonds which failed to be delivered and for which the Replacement Bonds are substituted; (iv) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositors, whichever occurs first; and (v) be rated in the category A or better by at least one national rating organization. Any Replacement Bonds received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Bonds deposited hereunder. No such deposit of Replacement Bonds shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Monthly Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

          Whenever a Replacement Bond is acquired by the Trust pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all Unitholders notices of such acquisition, including an identification of the failed Special Bond and the Replacement Bond acquired. The purchase price of the Replacement Bonds shall be paid out of the principal attributable to the failed Special Bond which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions and in the absence of such instructions the Trustee shall have no duty to purchase any Replacement Bonds under this Indenture. The Depositors shall not be liable for any failure to instruct the Trustee to purchase any Replacement Bond or for errors of judgment in selecting any Replacement Bond; provided, however, that this provision shall
                                   --------  -------
not protect the Depositors against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.

                                  ARTICLE IV

                      Evaluation of Securities; Evaluator

          Section 4.01.  Evaluation by Evaluator:  The Evaluator shall determine
          ------------   -----------------------
separately and promptly furnish to the Trustee and the Depositors upon request the value of each issue of Securities in each Trust (treating separate maturities of Securities as separate issues) as of the Evaluation Time on the bid side of the market on the days on which the Trustee shall make the Trust Evaluation required by Section 5.01 and on any day on which any Unit is tendered to the Depositors for repurchase by the Depositors or on which the Depositors sells any Unit in the secondary market and on any other day requested by the Depositors or the Trustee and, in addition, as of the Evaluation Time on the offering side of the market each business day during the initial public offering period and on any other day requested by the Depositors or the Trustee. In making the evaluations the Evaluator may determine the value of each issue of the Securities in each Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such Securities as obtained from investment dealers or brokers (including the Depositors) who customarily deal in public bonds comparable to those held by the Trust (in the case of Deposited Units, such current bid or offering prices may be based on prevailing daily evaluations of the underlying obligations held in those preceding series of Tax Exempt Securities Trust to which Deposited Units relate), or (ii) if bid or offering prices are not available for any of such Securities, on the basis of bid or offering prices for comparable Securities, or
(iii) by appraisal. The Evaluator shall also make an evaluation of the Securities deposited in each Trust as of the times said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth above and shall be based upon offering prices of said Securities. In addition to the methods of determining the value of the Securities described above, the Evaluator may make the initial evaluation of Securities in whole or in part by reference to the Blue List of Current Municipal Offerings (a daily publication containing the current public offering prices of public bonds of all grades currently being offered by dealers and banks). The Evaluator's determination of the offering price of the securities of a Trust on the date of deposit shall be included in the Schedules attached to the Reference Trust Agreement relating to such Trust.

          Section 4.02.  Tax Reports:  For the purpose of permitting Unitholders
          ------------   -----------
to satisfy any reporting requirements of applicable Federal or State tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 4.01.

          Section 4.03.  Evaluator's Compensation:  As compensation for its
          ------------   ------------------------
services hereunder, the Evaluator, with respect to each Series, shall receive against a statement therefor submitted to the Trustee monthly on or before each Computation Date the amount of $35 (plus $.25 for each issue of Securities in such Series in excess of 50 issues; each maturity being treated as a separate issue and Deposited Units of any single Series of Tax Exempt Securities Trust being treated as a single issue) for each evaluation of the Series completed during the initial public
                                                   ------
offering period; and shall receive against a statement therefor submitted to the Trustee monthly on or before each for each Computation Date the amount of $8 for each evaluation of the Series completed after the initial public offering
                                        -----
period; provided, however, that if at any time the fee of the Trustee shall have
        --------  -------
been increased pursuant to Section 6.04, the Compensation of the Evaluator hereunder shall at the same time be ratably increased.

          Section 4.04.  Liability of Evaluator:  The Trustee, Depositors and
          ------------   ----------------------
Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Depositors or Unitholders for errors in judgment; provided, however,
                                                           --------  -------
that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

          Section 4.05.  Successor Evaluator:  (a)  The Evaluator may resign and
          ------------   -------------------
be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositors and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositors and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositors and the Trustee. Such appointment shall be made by written instrument executed by the Depositors and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositors and the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositors and the Trustee. Such appointment shall be made by written instrument executed by the Depositors and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder.

          (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositors and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Agreement.

          (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositors and the Trustee, the Evaluator may forthwith apply to a court of competent Jurisdiction for the appointment of a successor evaluator. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

          (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

          (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection
(b) hereof.

                                   ARTICLE V

               Trust Evaluation; Redemption, Purchase, Transfer,
                  Interchange or Replacement of Certificates,
         Transfer or Interchange of Units of Reinvestment Denomination

          Section 5.01.  Trust Evaluation:  The Trustee shall make an evaluation
          ------------   ----------------
of each Trust as of the close of trading on the New York Stock Exchange, (i) on the last business day of each of the months of June and December, (ii) on the day on which any Unit of such Trust is tendered for redemption, and (iii) on any other day desired by the Trustee or requested by the Depositors. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and (3) interest accrued thereon not subject to collection and distribution. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account in respect of such Trust, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator and bond counsel, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, and (iii) cash held for distribution to Unitholders of record as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit of such Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

          Section 5.02.  Redemptions by Trustee; Purchases by Depositors: Any
          ------------   -----------------------------------------------
Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York, shall be redeemed by the Trustee on the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a business day, then such Unit shall be redeemed on the first business day prior thereto (being herein called the "Redemption Date"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, redemption of such Unit is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the close of trading on the New York Stock Exchange, on the date of tender (herein called the "Redemption Price"). Units received for redemption by the Trustee on any day after the close of trading on the New York Stock Exchange will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

          The Trustee may in its discretion, and shall when so directed by the depositors, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable to determine fairly in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

          The Trustee shall require the redemption of Units of Reinvestment Denomination held by a Unitholder in the event that either (i) such Unitholder withdraws such Units of Reinvestment Denomination from the Tax Exempt Securities Trust's Reinvestment Program (hereinafter the "Reinvestment Program") with regard to distributions made in respect of such Units of Reinvestment Denomination or (ii) the Reinvestment Program is terminated for any reason by the Depositors or the Trustee. The Trustee may require the redemption of Units of Reinvestment Denomination without giving prior notice of such redemption to the holder of such Units of Reinvestment Denomination.

          Not later than the close of business on the day of tender of a Unit for redemption by a Unitholder other than the Depositors (or the close of business on the seventh calendar day prior to a proposed mandatory redemption of Units of Reinvestment Denomination in accordance with the foregoing paragraph of Section 5.02), the Trustee shall notify the Depositors of the Trust to which such Unit relates to such tender or such mandatory redemption. Such Depositors shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second business day after the day on which such Unit was tendered for redemption (or the close of business on the fifth calendar day prior to such proposed mandatory redemption). Such purchase shall be made by payment for such Unit by the Depositors to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

          Any Unit so purchased by the Depositors may at the option of the Depositors be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.02.

          If the Depositors do not elect to purchase any Unit of a Trust tendered to the Trustee for redemption, or if a Unit is being tendered by the Depositors for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of that State Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient the Trustee shall sell or redeem such of the Securities held in such Trust as are currently designated for such purposes by the Depositors as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.

          The Depositors shall maintain with the Trustee a current list of Securities held in each Trust designated to be sold for the purpose of redemption of Units of such trust, and for payment of expenses hereunder, provided that if the Depositors shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account of such Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of such Trust.

          The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemptions of Securities made pursuant to this Section 5.02.

          Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee, and any Unit or Units redeemed pursuant to this Section 5.02 shall be terminated by such redemption.

          Section 5.03.  Transfer or Interchange of Certificates:  A Certificate
          ------------   ---------------------------------------
(and the Units of Ordinary Denomination it represents) may be transferred by the registered holder thereof by presentation and surrender of such Certificate at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon a new registered Certificate or Certificates for the same number of Units of Ordinary Denomination of the same Trust executed by the Trustee and the Depositors will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of Ordinary Denomination of the same Trust and all Certificates issued shall be issued in denominations of one Unit of Ordinary Denomination or any multiple thereof as may be requested by the Unitholder.

          Units of Ordinary Denomination held by the Depositors may be surrendered by the Depositors to the Trustee by the delivery and surrender by the Depositors to the Trustee of the Certificates evidencing such Units of Ordinary Denomination, properly endorsed or accompanied by a written instrument or instruments of transfer satisfactory to the Trustee and executed by the Depositors or their authorized attorneys, whereupon the Trustee will issue to the Depositors, in substitution for such Units of Ordinary Denomination so surrendered, such number of Units of Reinvestment Denomination which represent in the aggregate the number of such Units of Ordinary Denomination, multiplied by 100.

          The Trustee may deem and treat the person in whose name any Certificate shall be registered upon the books of the Trustee as the owner of such Certificate for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

          A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

          All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

          Section 5.04.  Certificates Mutilated, Destroyed, Stolen or Lost: In
          ------------   -------------------------------------------------
case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and indemnity satisfactory to the Trustee, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new

Certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          In the event the related Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 9.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

          Section 5.05.  Transfer or Interchange of Units of Reinvestment
          ------------   ------------------------------------------------
Denomination:  A Unit of Reinvestment Denomination may be transferred by the
------------
registered holder thereof by delivery to the Trustee of a written instrument evidencing such transfer in form satisfactory to the Trustee and executed by such holder or his authorized attorney. A Unit of Ordinary Denomination and a Certificate evidencing such Unit of Ordinary Denomination will be issued by the Trustee to a holder of 100 Units of Reinvestment Denomination in substitution for such Units of Reinvestment Denomination, upon delivery to the Trustee by such holder of a written instrument, in form satisfactory to the Trustee, evidencing the surrender of such 100 Units of Reinvestment Denomination and requesting the issuance of a Unit of Reinvestment Denomination in substitution for such 100 Units of Reinvestment Denomination. The Trustee may deem and treat the person in whose name any Unit of Reinvestment Denomination is recorded upon the books of the Trustee as the owner of such Unit of Reinvestment Denomination for all purposes hereunder, and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit of Reinvestment shall be so recorded.

          A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee.

                                  ARTICLE VI

                                    Trustee

          Section 6.01.  General Definition of Trustee's Liabilities, Rights and
          ------------   -------------------------------------------------------
Duties:  In addition to and notwithstanding the other duties, rights, privileges
------
and
liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

          (a) all moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust as part of such Trust or the Reserve Account in respect of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940; as part of the Trustee's compensation the Trustee may benefit from cash balances in the interest and Principal Accounts as provided for in Section 6.04;

          (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Securities, Units or Certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder; provided, however, that the Trustee shall not in any
                       --------  -------
     event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

          (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositors or the Evaluation, or for the form, character, genuineness, sufficiency, value or validity of any Securities or for or in respect of the validity or sufficiency of the Certificates or of the due execution thereof by the Depositors, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or the Depositors other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Depositors or the Evaluation;

          (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust or Trusts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the affected Trust and the rights and interests of the Unitholders pursuant to the terms of this indenture; provided, however, that the expenses and costs
                                  --------  -------
     of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the affected Trust prior to the interests of the Unitholders;

          (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care; provided, however, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of each Trust shall be audited not less frequently than annually by independent certified public accountants designated from time to time by the Sponsors, and the resorts of such accountants shall be furnished by the Trustee to Certificateholders upon request. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in Section 6.04 hereof;

          (f) if the Depositors shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by them to be undertaken or performed or the Depositors shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Depositors or of their property shall be appointed, or any public officer shall take charge or control of the Depositors or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor Depositor who shall act hereunder in all respects in place of the Depositors which successor shall be satisfactory to the Trustee, and which may be compensated semiannually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Interest Account of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Account of the affected Trusts but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribed in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Agreement and the trust created hereby and liquidate the Affected Trust in the manner provided in Section 9.02;

          (g) if the principal amount of Securities held in any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 50% but not less than 25% of the principal amount of Securities originally deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Depositors of such Trust, terminate this Indenture and the trust created hereby insofar as they relate to such Trust and liquidate such Trust, all in the manner provided in Section 9.02;

          (h) the Trustee is authorized and empowered to execute and file on behalf of the Trust any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trusts in such States by the Depositors;

          (i) if the principal amount of Securities held in any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 25% of the principal amount of Securities originally deposited in such trust, the Trustee shall terminate this Indenture and the trust created hereby insofar as they relate to such Trust and liquidate such trust, all in the manner provided in Section 9.02;

          (j) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve Account in respect of the affected Trust and/or the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interests of the unitholders; and

          (k) the Trustee except by reason of its own gross negligence, lack of good faith or willful misconduct shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          Section 6.02.  Books, Records and Reports:  The Trustee shall keep
          ------------   --------------------------
proper books of record and account of all the transactions under this Indenture at its corporate trust office including a record of the name and address of, the Units held by, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.

          The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

          Section 6.03.  Indenture and List of Securities on File:  The Trustee
          ------------   ----------------------------------------
shall keep a certified copy in duplicate original of this Indenture (including each Reference Trust Agreement) on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

          Section 6.04.  Compensation:  For services performed under this
          ------------   ------------
Indenture the Trustee shall be paid the amount per annum per $1,000 principal amount of Bonds in each Trust set forth in the Reference Trust Agreement. Such compensation shall be computed on the basis of the greatest amount of such principal amount of Bonds in such Trust at any time during the period with respect to which such compensation is being computed. The Trustee may from time to time adjust its compensation set forth above; provided, however, that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price index entitled "All Services Less Rent" or, if such Index is no longer published, in a similar index to be determined by the Trustee and the Depositors. At the time of any such adjustment or increase, the Trustee shall also be entitled to charge thereafter an additional reasonable fee at a rate or amount to be determined by the Trustee and the Depositors of the affected Trust based upon the face amount of Deposited Units in the Trust for the Trustee's services in maintaining such Deposited Units. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be deemed to provide only for the usual normal and proper functions undertaken as Trustee pursuant to this Indenture. In addition to the foregoing compensation, as part of the Trustee's compensation for ordinary services performed under this Indenture, the Trustee is entitled to the benefits to the Trustee that may result from reasonable balances in the Interest and Principal Accounts. In addition, the Trustee shall charge the Interest and Principal Accounts of each affected Trust ratably for any and all expenses, including the fees of counsel and the fees and expenses of auditors which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and additional compensation for any extraordinary services performed by the Trustee hereunder. The Trustee shall be indemnified ratably by the affected Trusts and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section
6.04 the Trustee shall have the power to sell (i) Securities of the affected Trust from the current list of Securities designated to be sold pursuant to
Section 5.02 hereof, or (ii) if no such Securities have been so designated such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a lien on the affected Trust prior to the interests of the Unitholders.

          Section 6.05.  Removal and Resignation of Trustee; Successor:  The
          ------------   ---------------------------------------------
following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

          (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such trusts and filing the same with the Depositors and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositors shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. In case at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case the Depositors may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositors to each Unitholder then of record.

          (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositors and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositors and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a Lien upon all Securities and moneys at the time held by it hereunder to secure any amounts then due the retiring Trustee;

          (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositors, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

          (d) any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding;

          (e) any resignation or removal of the trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

          Section 6.06.  Qualifications of Trustee:  The Trustee shall be a
          ------------   -------------------------
corporation organized and doing business under the laws of the United States or the State of New York, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000 and having its principal office and place of business in the Borough of Manhattan, the city and State of New York.

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

                                  ARTICLE VII

                             Rights of Unitholders

          Section 7.01.  Beneficiaries of Trust:  By the purchase and acceptance
          ------------   ----------------------
of other lawful delivery and acceptance of any Unit of a Trust the Unitholder shall be deemed to be a beneficiary of such Trust and vested with all right, title and interest in such Trust attributable to such Unit, subject to the terms and conditions of this Indenture and, in the case of a Unit of Ordinary Denomination, of the Certificate evidencing such Unit of Ordinary Denomination.

          Section 7.02.  Rights, Terms and Conditions:  In addition to the other
          ------------   ----------------------------
rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

          (a) a Unitholder may at any time tender his Units to the Trustee for redemption in accordance with Section 5.02;

          (b) the death or incapacity of any Unitholder shall not operate to terminate this Indenture or the Trust to which his Units relate, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder;

          (c) no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust to which his Units relate or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Unitholders from time to time as partners or members of any association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                 ARTICLE VIII

                                  Depositions

          Section 8.01.  Liabilities; Power of Attorney:  The Depositors shall
          ------------   ------------------------------
be severally liable in accordance herewith for the obligations imposed upon and undertaken

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

by the Depositors hereunder, provided, however, that, without in any way
                             --------  -------
affecting or diminishing such several liability, each Depositor of the Trust shall indemnify the other Depositors thereof and hold such other Depositors harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Depositors may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Depositor. At all times prior to the termination of the Trust and while the Depositors thereof shall continue to act jointly hereunder, there shall be maintained on file with the Trustee a power of attorney executed in favor of one Depositor by the other Depositors constituting and appointing the nonexecuting depositor the true and lawful agent and attorney-in-fact of the executing Depositors to execute and deliver for and on behalf of the executing Depositors any and all notices, opinions, certificates, lists, demands, directions, instruments, or other documents provided or permitted to be executed or delivered by the Depositors hereunder in connection with the Trust or to take any other action in respect hereof. Such power of attorney shall continue in effect as to the executing Depositors until written notice of revocation thereof has been given by such executing Depositors to the Trustee. Prior to receipt of such notice of revocation the Trustee shall be entitled to rely conclusively upon such power of attorney as authorizing the non-executing Depositor to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the executing Depositors as to which such power of attorney is in effect.

          Section 8.02.  Discharge:  The following provisions shall provide for
          ------------   ---------
the discharge of a Depositor and the liability of the Depositors in the event of the discharge of a Depositor:

          (a) in the event that any Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to the depositors from the Trustee or if any Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the property of any Depositor shall be appointed or any public officer shall take charge or control of any Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Depositor shall forthwith be and shall be deemed to be discharged forever as a Depositor hereunder and thereupon the remaining Depositors shall act hereunder without the necessity of any other or further action on its part or on the part of the Trustee;

          (b)  in the event that the power of attorney referred to in Section
     8.01 shall be revoked by written notice given by an executing Depositor and it shall not be replaced within one business day by another power of attorney conforming with the requirements of said Section 8.01, the Depositors of the Trust shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder in connection with the Trust and thereupon the

     Depositor which has revoked the power of attorney executed by it shall be discharged hereunder upon the expiration of such one day period and thereupon the other Depositors shall act hereunder without the necessity of any other or further action on their part or on the part of the Trustee;

          (c) notwithstanding the discharge of a Depositor of the Trust in accordance with this Section 8.02, such Depositor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Agreement by the Depositors before the date of such discharge or by the undischarged Depositors before or after the date of such discharge, as fully and to the same extent as if no discharge has occurred.

          Section 8.03.  Successors:  The covenants, provision and agreements
          ------------   ----------
herein contained shall in every case be binding upon any successor or successors to any Depositor and shall be binding upon the General Partners of any Depositor which may be a partnership and upon the capital interest of the limited partners of any Depositor which may be a partnership. In the event of the death, resignation or withdrawal of any partner of any Depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Agreement. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Agreement.

          Section 8.04.  Resignation:  If at any time any Depositor of the Trust
          ------------   -----------
shall desire to resign its position as such a Depositor hereunder and if at such time the other Depositors of the Trust each maintain a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000 and is agreeable to such resignation, the Depositor desiring to resign may resign by delivering to the Trustee an instrument executed by such resigning Depositor and consented to by the remaining Depositors and upon such delivery, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery and the remaining Depositors shall thereupon perform all duties and be entitled to all rights under this Agreement; provided, however, that concurrently with or
                                    --------  -------
subsequent to such resignation the remaining Depositors and the Trustee may appoint a new Depositor to act with the remaining Depositors and to assume the duties of the resigning Depositor by an instrument executed by the remaining Depositors, the Trustee and the new Depositor. Such new Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

          Section 8.05.  Additional Depositors:  The Depositors of the Trust and
          ------------   ---------------------
the Trustee may at any time appoint one or more corporations or partnerships to act as new Depositors of the Trust, in addition to those currently serving, by an instrument executed by such Depositors, the Trustee, and such corporations or partnerships; provided, however, that at the time of such execution each new
              --------  -------
Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. Upon such execution, a new Depositor shall be deemed to be a depositor for all purposes under this Indenture, and the covenants, provisions and agreements herein contained shall in every case be binding upon such new Depositors and shall be binding upon the General Partner of any such new Depositor which may be a partnership and upon the capital interest of the limited partners of any such new Depositor which may be a partnership, but such new Depositor shall not be liable hereunder for occurrences or omissions prior to the execution of such instrument.

          Section 8.06.  Exclusions from Liability:  The following provisions
          ------------   -------------------------
shall provide for certain exclusions from the liability of the Depositors:

          (a) no Depositor of the Trust shall be under any liability to any other Depositor of such Trust, the Trust or the Unitholders thereof, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the sale of any Securities; provided, however, that this provision shall not
                             --------  -------
     protect the Depositors against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder. The Depositors of the Trust may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or any of
                 ----- -----
     them, by any other Depositor of such Trust, the Trustee, bond counsel, the Evaluator or any other person. The Depositors shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unitholder, the Evaluator or the Trustee other than as expressly provided for herein;

          (b) the Depositors shall not be under any obligation to appear in, prosecute or defend any legal action which in their opinion may involve them in any expense or liability; provided, however, that the Depositors
                                       --------  -------
     may in their discretion undertake any such action which they may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties thereto and the interests of the Unitholders hereunder;

          (c) none of the provisions of this Agreement shall be deemed to protect or purport to protect the Depositors of the Trust against any liability to such Trust or to the Unitholders thereof or to each other to which the Depositors would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of the Depositors, or by reason of the Depositors' reckless disregard of the obligations and duties of the Depositors under this Agreement.

                                  ARTICLE IX

                Additional Covenants; Miscellaneous Provisions

          Section 9.01.  Amendments:  This Indenture may be amended from time to
          ------------   ----------
time by the parties hereto or their respective successors, without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; (b) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that the parties hereto may not
                              --------  -------
amend this Indenture (including any Reference Trust Agreement) so as to (1) increase the number of Units issuable in respect of a Trust above the aggregate number specified in Part II of the Reference Trust Agreement relating to such Trust (a Unit of Ordinary Denomination being considered 1 Unit and a Unit of Reinvestment Denomination being considered .01 Units for the purposes of this
Section 9.01) except as provided in Section 5.04 hereof or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) subject to Section 3.08, permit the deposit or acquisition hereunder of interest bearing obligations or other securities either in addition to or in substitution for any of the Securities originally deposited in a Trust or permit the Trustee to engage in business or investment activities not specifically authorized in this Indenture as originally adopted or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

          Promptly after the execution of any such amendment the Trustee shall furnish written notification to all holders of then outstanding Units of the substance of such amendment.

          Section 9.02.  Termination:  Each Trust shall terminate upon the
          ------------   -----------
maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of one hundred percent of the Unitholders of such Trust; provided, that in no event shall any Trust continue beyond the Termination Date as set forth in Part II of the Reference Trust Agreement. Written notice of any termination, specifying the time or times at which the Unitholders of such Trust may surrender any Certificates they hold for cancellation shall be given by the Trustee to each Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after termination of such Trust, the Trustee shall fully liquidate the Securities of such Trust then held, if any, and shall:

          (a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with such Trust, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities in connection with such Trust as provided herein;

          (b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay any unpaid fees and expenses of bond counsel in connection with such Trust, if any, as directed and certified to by the Depositors;

          (c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account of such Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

          (d) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Certificate or Certificates if he is the holder of Units of Ordinary Denomination, such holder's pro rata share of the balance of the Interest Account of such Trust;

          (e) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Certificate or Certificates if he is the holder of Units of Ordinary Denomination, such holder's pro rata share of the balance of Principal Account of such Trust; and

          (f) together with such distribution to each Unitholder as provided for in (d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

          The amounts to be so distributed to each Unitholder shall be that pro rata share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein held of record by such Unitholder.

          The Trustee shall be under no liability with respect to moneys held by it in the Interest and Principal Accounts of a Trust or the Reserve Account with respect to a Trust upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

          In the event that all of the Unitholders who hold Certificates of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining holders of Certificates to surrender their Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining holders of Certificates concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in trust hereunder.

          Section 9.03.  Construction:  This Indenture is delivered in the State
          ------------   ------------
of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

          Section 9.04.  Registration of Units:  If the Depositor shall maintain
          ------------   ---------------------
a market in the Units and if applicable law shall so require, the Depositor shall keep the registration of the Units and each Trust with the Securities and Exchange Commission and under the Blue Sky laws of such states as the Depositor may select on a current basis, and the expenses of such registration shall be borne by such Trust to the extent and in the manner provided by Section 3.05(d).

          Section 9.05.  Written Notice:  Any notice, demand, direction or
          ------------   --------------
instruction to be given to the Depositors hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositors c/o Smith Barney, Harris Upham & Co. Incorporated at 1345 Avenue of the Americas, New York, New York 10105, copies to Kidder, Peabody & Co. Incorporated, 10 Hanover Square, New York, New York 10005; Drexel Burnham Lambert Incorporated, 60 Broad Street, New York, New York 10004; and L. F. Rothschild & Co. Incorporated, 55 Water Street, New York, New York 10041; or at such other address as shall be specified by the Depositors to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the corporate trust office of the Trustee, 45 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Division or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the Evaluator, Attention: Vice President, Bond Department, 25 Broadway, New York, New York 10004, or such other address as shall be specified to the other parties hereto by the Evaluator in writing. Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

          Section 9.06.  Severability:  If any one or more of the covenants,
          ------------   ------------
agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates, or the rights of the Unitholders.

          Section 9.07.  Dissolution of Depositors Not to Terminate:  The
          ------------   ------------------------------------------
dissolution of one or all of the Depositors from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee and evaluator are concerned.

          IN WITNESS WHEREOF, Smith Barney, Harris Upham & Co. Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary; Kidder, Peabody & Co. Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary; Drexel Burnham Lambert Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary; L. F. Rothschild & Co. Incorporated has caused this Trust Indenture to be executed by one of its officers and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary; United States Trust Company of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries and Standard & Poor's Corporation has caused this Trust Indenture and Agreement to be executed by facsimile signature by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by facsimile signature by one of its Vice Presidents or Secretaries; all as of the day, month and year first above written.